UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2006

WEIGHT WATCHERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Madison Avenue, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On December 17, 2006, in connection with its “modified Dutch auction” tender offer to purchase shares of its outstanding common stock, no par value per share (the “Common Stock”), Weight Watchers International, Inc. (the “Company”) entered into an agreement (the “Purchase Agreement”) with Artal Holdings Sp. z o.o. (“Artal”), which owns approximately 55.2% of the outstanding shares of Common Stock, under which the Company has agreed to purchase from Artal, and Artal has agreed to sell to the Company, such number of shares of Common Stock (rounded to the nearest whole number) equal to the aggregate number of shares of Common Stock purchased in the tender offer multiplied by a fraction, the numerator of which is 53,759,325 and the denominator of which is 43,717,750 (representing the outstanding shares held of record by Artal divided by the outstanding shares held of record by all shareholders of the Company other than Artal, each as of November 30, 2006), such that upon the closing of this purchase, Artal’s percentage ownership interest in the outstanding shares of Common Stock will be substantially equal to its current level. This purchase will be at the same price per share as is determined and paid in the tender offer, and will occur on the 11th business day following the expiration date of the tender offer. Artal has also agreed not to tender any of its shares of Common Stock in the tender offer. In addition, because Artal will not be participating in the tender offer, Artal will not be making a bid in the tender offer that could influence the determination of the purchase price for the shares. Artal is prohibited under the Purchase Agreement from selling shares or purchasing shares during the tender offer and until 11 business days following the expiration date of the tender offer, unless the tender offer is terminated other than pursuant to the consummation thereof.

This summary does not purport to be complete and is qualified by the actual terms of the Stock Purchase Agreement that is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Commitment Letter

In connection with the tender offer and related Purchase Agreement with Artal, the Company entered into a commitment letter (the “Commitment Letter”) with Credit Suisse Securities (USA) LLC (“Credit Suisse USA”) and Credit Suisse, Cayman Islands Branch (“Credit Suisse Caymans,” and together with Credit Suisse USA, “Credit Suisse”), regarding an amendment to provide us with additional capacity of up to $1.2 billion under our senior credit facility to finance the purchases and to refinance certain indebtedness of our subsidiary, WeightWatchers.com, Inc., and Credit Suisse has committed to provide such additional capacity. In the event the amendment is not obtained, Credit Suisse has committed to provide replacement facilities on substantially the same terms as our existing senior credit facility and giving effect to such additional capacity. The amended senior credit facility will be secured, and will provide for a term loan facility consisting of two tranche A facilities and a tranche B facility in an aggregate amount of $1,550 million and a revolving credit facility in the amount of $500 million. The new tranche A term loan will amortize in equal quarterly installments beginning in year three in an aggregate annual amount equal to 15%, 20%, 25% and 40% until maturity on the date that is six years after the closing of the replacement facilities. The existing tranche A term loan will mature on June 30, 2011. The new tranche B term loan will amortize in equal quarterly installments in an aggregate annual amount equal to 1% of the initial principal amount of such facility until maturity on the date that is seven years after the closing of the replacement facilities. The revolving credit facility may be used for loans and a portion may be used for letters of credit. The revolving loans may be borrowed, repaid and reborrowed until June 30, 2011.

Credit Suisse’s obligation to provide the amended senior credit facility is conditioned on the tender offer being consummated and other conditions typical for facilities of this kind and the negotiation and execution of final documents by both Credit Suisse and the Company.

Our obligations under the amended senior credit facility will be secured. All of our domestic subsidiaries will guarantee our obligations under the amended senior credit facility.

The terms of the amended senior credit facility will require us to maintain an interest coverage ratio and a maximum leverage ratio with respect to our debt. Additionally, we will be required to comply with customary affirmative and negative covenants.

This summary does not purport to be complete and is qualified in its entirety by reference to the actual terms of the Commitment Letter that is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events

Tender Offer

On December 18, 2006, we issued a press release announcing a “modified Dutch auction” tender offer to purchase up to 8,300,000 shares of our outstanding Common Stock at a price not greater than $54.00 nor less than $47.00 per share net to the seller in cash, without interest. The tender offer is expected to expire at 12:00 midnight, New York City time, on January 18, 2007.

A “modified Dutch auction” self-tender offer allows shareholders to indicate how many shares and at what price within the Company’s specified range they wish to tender. Based on the number of shares tendered and the prices specified by the tendering shareholders, the Company will determine the lowest price per share within the range that will enable us to purchase up to 8,300,000 shares. The Company will not purchase shares below a price stipulated by a shareholder, and in some cases, may actually purchase shares at a price above a shareholder’s indication under the terms of the tender offer. The Company’s directors and executive officers and Artal, our majority shareholder, have advised us that they do not intend to tender any shares in the tender offer.

We anticipate paying for the shares purchased through the tender offer and from Artal and related fees and expenses with up to approximately $1.2 billion in new borrowings it is currently negotiating. A portion of these borrowings is also expected to be used to refinance the indebtedness of our subsidiary, WeightWatchers.com. The Company has obtained a commitment from Credit Suisse to provide us with additional capacity under our senior credit facility to finance the purchases and such refinancing.

The tender offer is not conditioned upon the receipt of financing or any minimum number of shares being tendered, but is subject to other customary conditions. The full details of the tender offer is set forth in the Offer to Purchase, Letter of Transmittal and related materials, which are attached as exhibits (a)(1)(A) through (a)(1)(F), respectively, to the Schedule TO filed by the Company with the Securities and Exchange Commission on December 18, 2006 (the “Schedule TO”).

A copy of the press release announcing the tender offer is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

10.1	Stock Purchase Agreement, dated as of December 17, 2006, by and between Weight Watchers International, Inc. and Artal Holdings Sp. z o.o.

10.2	Commitment Letter, dated December 18, 2006, by and between Weight Watchers International, Inc. and Credit Suisse Securities (USA) LLC and Credit Suisse

99.1	Press Release issued by Weight Watchers International, Inc. on December 18, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WEIGHT WATCHERS INTERNATIONAL, INC.

Dated: December 21, 2006	By:	/s/ Jeffrey A. Fiarman
		Name:	Jeffrey A. Fiarman
		Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit	Description

10.1	Stock Purchase Agreement, dated as of December 17, 2006, by and between Weight Watchers International, Inc. and Artal Holdings Sp. z o.o.

10.2	Commitment Letter, dated December 18, 2006, by and between Weight Watchers International, Inc. and Credit Suisse Securities (USA) LLC and Credit Suisse

99.1	Press Release issued by Weight Watchers International, Inc. on December 18, 2006

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